EXHIBIT 10.4




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                               SIXTH AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT

     THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made as of the 22nd day of December, 2015 (the "Effective Date"), by and between FREETOWN ACQUISITION COMPANY, LLC, a Massachusetts limited liability company (the "Seller"), and AMERICANN, INC., a Delaware corporation (the "Buyer" or "Purchaser").

                                    RECITALS

     WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of January 9, 2015, for the purchase and sale of those certain parcels of vacant land located at 1A & 3A Ridge Hill Road, Freetown, Massachusetts, containing approximately 52.68 acres, which parcels are more particularly described therein, as amended by a certain First Amendment to Purchase and Sale Agreement dated as of March 30, 2015, as further amended by that certain Second Amendment to Purchase and Sale Agreement dated as of May 4, 2015, as further amended by that certain Third Amendment to Purchase and Sale Agreement dated as of May 6, 2015, as further amended by that certain Fourth Amendment to Purchase and Sale Agreement dated as of August 25, 2015, and as further amended by that certain Fifth Amendment to Purchase and Sale Agreement dated as of August 27, 2015 (as so amended, the "Agreement");

     WHEREAS, the Seller has agreed to extend the Closing Date under the Agreement in accordance with the terms herein;

     WHEREAS, Seller and Purchaser desire to otherwise modify the terms of the Agreement pursuant to the terms and conditions of this Amendment; and

     NOW THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Incorporation of Recitals; Definitions. The foregoing recitals are incorporated herein. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

     2. Closing Date. Section 6 of the Agreement is hereby deleted and replaced with the following:

          "The Deed of the Premises is to be delivered and the consideration paid at the offices of Donoghue, Barrett & Singal, P.C., One Beacon Street, Boston, MA 02108, or such other location in the greater Boston area as may be required by Buyer's mortgage lender, at 11:00 am (EST) on the date that is the earlier of (a) five (5) business days following Buyer's receipt of the DPH Approval (as defined below), or
          (b) February 29, 2016 (the "Closing Date"). It is agreed that time is of the essence of all provisions of this Agreement. The date and time

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          of  delivery  of the  Deed is  sometimes  referred  to  herein  as the
          "Closing" or the "Closing Date."

          As used herein, a "DPH Approval" shall mean, collectively, written approvals by the Department of Health for the Commonwealth of Massachusetts, as required by the laws of the Commonwealth of Massachusetts, of the Purchaser's consulting agreement, development agreement and lease agreement, each relating to the Purchaser's development of the Premises for the cultivation of medical marijuana. Notwithstanding the foregoing, the Buyer acknowledges and agrees that the failure by the Buyer to timely receive DPH Approval shall not entitle the Buyer to a return of the Deposit under the terms of the Agreement.

     3. Extension Fee. As consideration for the extension of the Closing Date, the Buyer shall, within two (2) business days from the date hereof, time being of the essence, deliver to Seller a fee, which shall be considered earned upon receipt and non-refundable to Buyer, of One Hundred Thousand Dollars ($100,000) (the "Extension Payment"); provided, however, if the Buyer performs all of its obligations under
          Section 16(B) of the Agreement and the Closing occurs, then the Seller shall treat the Extension Payment as an increase to the Purchase Price paid by the Buyer which shall then be $4,100,000.00. Wiring instructions for the Seller are attached hereto as Schedule A.

     4. Release of the Deposit to Seller. The parties herein acknowledge that the Escrow Agent is currently holding a Deposit equal to Three Hundred Thousand Dollars ($300,000) (the "Existing Deposit"). The Buyer hereby agrees to promptly notify the Escrow Agent that the Existing Deposit shall be released to the Seller pursuant to the wiring instructions attached hereto as Schedule A. If required by the Escrow Agent, the Buyer and Seller agree to provide the Escrow Agent with their respective consent to the release of the Existing Deposit to the Seller in accordance with this Paragraph 4. If the Closing occurs, the Existing Deposit funds shall be considered applicable to the Purchase Price to be paid to the Seller. Notwithstanding the foregoing, if the Seller fails to perform its obligations under the Agreement, upon written demand from the Buyer, Seller shall return the Existing Deposit funds to the Escrow Agent, which Escrow Agent shall hold the Existing Deposit funds in accordance with Section 15 of the Agreement.

     5. Ratification and No Further Amendment. As modified by this Amendment, the Agreement is fully ratified, adopted and approved by the parties hereto effective as of the date hereof. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.

     6. Counterparts. This Amendment may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument.

     7. Signatures. Handwritten signatures to this Amendment transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or "PDF" file) shall be valid and effective to bind the party so signing.

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     IN WITNESS  WHEREOF,  Seller and Purchaser have executed and delivered this
Amendment as of the date first above written.

SELLER:

FREETOWN ACQUISITION COMPANY, LLC, a
Massachusetts limited liability company

By: /s/ Kathleen H. Wade
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Name: Kathleen H. Wade
Title: Vice President



PURCHASER:

AMERICANN, INC., a Delaware corporation

By: /s/ Timothy R. Keogh
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Name: Timothy R. Keogh
Title: CEO, President